Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements presented below are derived from the historical consolidated financial statements of the Company and Park Place, as adjusted to give effect to the recently completed acquisition (the “Acquisition”) of all of the assets of, and lease of the real property related to, 12 new vehicle dealership franchises, two collision centers and an auto auction comprising the Park Place Dealership group (the acquired assets, collectively, “Park Place”) pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of July 6, 2020, among the Company, certain members of the Park Place dealership group, Park Place Mid-Cities, Ltd., a Texas limited partnership, and the identified principal (collectively, the “Sellers”). These pro forma condensed financial statements also reflect the issuance of the $150.0 million in aggregate principal amount of a 4.00% promissory note due August 2021 and $50.0 million in aggregate principal amount of a 4.00% promissory note due February 2022 (collectively, the “Seller Notes”) and the drawdown of $127.5 million under the new vehicle floor plan facility under our existing credit agreement (the “New Vehicle Floor Plan Facility”) and $35.0 million under the used vehicle floor plan facility under our existing credit facility (the “Used Vehicle Floor Plan Facility”), all of which funded a portion the purchase price, together with cash on hand. All references to the “Combined Company” refer to the Company and its subsidiaries, after giving pro forma effect to the Acquisition.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020, assumes that the Acquisition occurred on June 30, 2020.

The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2020 and the year ended December 31, 2019, assume that the Acquisition occurred on January 1, 2019.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the following financial statements:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020;

•	the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2020 and the three months ended June 30, 2020 filed with the SEC on May 11, 2020 and July 31, 2020, respectively;

•

the audited combined and consolidated financial statements of Park Place as of and for the year ended December 31, 2019 incorporated herein by reference, which are incorporated herein by reference to Exhibit 99.1 to this Current Report on Form 8-K/A; and

•

the unaudited combined and consolidated financial statements of Park Place as of and for the six months ended June 30, 2020 and 2019, which are incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K/A.

ASBURY AUTOMOTIVE GROUP, INC.

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2020

(In millions)

(Unaudited)

	Asbury Automotive Group, Inc.	Park Place	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$613.2	$33.2	$(519.1)	a, j	$127.3
Contracts-in-transit, net	115.1	$24.0	(24.0)	a	115.1
Accounts receivable, net	87.7	$23.7	(23.7)	a	87.7
Inventories, net	636.4	$145.6	(28.9)	a, b, j	753.1
Assets held for sale	28.7	$—	—		28.7
Other current assets	110.6	65.7	(6.7)	a, j, k	169.6

Total current assets	1,591.7	292.2	(602.4)		1,281.5
PROPERTY AND EQUIPMENT, net	922.8	67.8	(43.3)	a, c, j	947.3
OPERATING LEASE RIGHT-OF-USE-ASSETS	90.2	50.2	152.0	a, d	292.4
GOODWILL	206.5	0.3	688.2	e, j	895.0
INTANGIBLE FRANCHISE RIGHTS	113.2	10.7	(22.0)	e, j	101.9
OTHER LONG-TERM ASSETS	10.0	9.6	(9.6)	a	10.0

Total assets	$2,934.4	$430.8	$162.9		$3,528.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floor plan notes payable—trade, net	$57.5	$41.3	(41.3)	a	$57.5
Floor plan notes payable—non-trade, net	468.7	$44.9	56.3	a, g, j	569.9
Current maturities of long-term debt	51.4	$25.2	124.8	a, g	201.4
Current maturities of operating leases	16.4	$18.2	(8.0)	a, d	26.6
Accounts payable and accrued liabilities	299.2	111.7	(46.5)	a, g, j	364.4

Total current liabilities	893.2	241.3	85.3		1,219.8
LONG-TERM DEBT	1,182.1	26.2	23.8	a, g	1,232.1
OPERATING LEASE LIABILITY	77.6	31.9	159.5	a, d	269.0
DEFERRED INCOME TAXES	24.7	—	—		24.7
OTHER LONG-TERM LIABILITIES	43.7	3.7	(3.7)	a	43.7
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:

Total shareholders’ equity	713.1	127.7	(102.0)	h, j	738.8

Total liabilities and shareholders’ equity	$2,934.4	$430.8	$162.9		$3,528.1

ASBURY AUTOMOTIVE GROUP, INC.

Pro Forma Condensed Combined Statements of Income

For the Six Months Ended June 30, 2020

(In millions, except per share data)

(Unaudited)

	Asbury Automotive Group, Inc.	Park Place	Pro Forma Adjustments		Pro Forma Combined
	For the Six Months Ended June 30, 2020	For the Six Months Ended June 30, 2020
REVENUE:
New vehicle	$1,583.9	$316.3	$(16.2)	j	$1,884.0
Used vehicle	940.7	$248.6	$(15.3)	j	1,174.0
Parts and service	390.8	$114.5	$(5.1)	j	500.2
Finance and insurance, net	137.0	$14.0	$(1.1)	j	149.9
Other	—	1.8	$—		1.8

TOTAL REVENUE	3,052.4	695.2	(37.7)		3,709.9
COST OF SALES:
New vehicle	1,508.9	292.1	$(15.1)	j	1,785.9
Used vehicle	872.9	232.2	$(14.4)	j	1,090.7
Parts and service	155.4	50.8	$(2.5)	j	203.7
Other	—	0.3	$—		0.3

TOTAL COST OF SALES	2,537.2	575.4	(32.0)		3,080.6

GROSS PROFIT	515.2	119.8	(5.7)		629.3
OPERATING EXPENSES:
Selling, general, and administrative	346.9	96.2	$(0.5)	d, j	442.6
Depreciation and amortization	19.2	5.5	$(4.0)	c, j	20.7
Franchise rights impairment	23.0	—	$—		23.0
Other operating (income) expense, net	8.9	(0.3)	$0.2	j	8.8

INCOME FROM OPERATIONS	117.2	18.4	(1.4)		134.2
OTHER EXPENSES (INCOME):
Floor plan interest expense	11.1	1.4	$(0.8)	i, j	11.7
Other interest expense, net	28.8	2.0	$2.3	i, j	33.1
Loss on extinguishment of long-term debt, net	20.6	—	$—		20.6
Gain on divestiture	(33.7)	—	$(25.7)	j	(59.4)

Total other expenses, net	26.8	3.4	(24.2)		6.0

INCOME BEFORE INCOME TAXES	90.4	15.0	22.8		128.2
Income tax expense	21.3	0.7	$5.7	f, j	27.7

NET INCOME	$69.1	$14.3	$17.1		$100.5

EARNINGS PER SHARE:
Basic—
Net income	$3.60				$5.23

Diluted—
Net income	$3.58				$5.21

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.2				19.2
Restricted stock	—				—
Performance share units	0.1				0.1

Diluted	19.3				19.3

ASBURY AUTOMOTIVE GROUP, INC.

Pro Forma Condensed Combined Statements of Income

For the Year Ended December 31, 2019

(In millions, except per share data)

(Unaudited)

	Asbury Automotive Group, Inc.	Park Place	Pro Forma Adjustments		Pro Forma Combined
	For the Year Ended December 31, 2019	For the Year Ended December 31, 2019
REVENUE:
New vehicle	$3,863.3	$819.8	$(43.5)	j	$4,639.6
Used vehicle	2,131.6	$587.5	(31.4)	j	$2,687.7
Parts and service	899.4	$265.4	(10.8)	j	$1,154.0
Finance and insurance, net	316.0	$28.9	(2.3)	j	$342.6
Other	—	$4.3	—		$4.3

TOTAL REVENUE	7,210.3	1,705.9	(88.0)		8,828.2
COST OF SALES:
New vehicle	3,703.8	759.3	(40.3)	j	$4,422.8
Used vehicle	1,997.5	551.5	(29.4)	j	$2,519.6
Parts and service	340.1	116.7	(5.5)	j	$451.3
Other	—	0.6	—		$0.6

TOTAL COST OF SALES	6,041.4	1,428.1	(75.2)		7,394.3

GROSS PROFIT	1,168.9	277.8	(12.8)		1,433.9
OPERATING EXPENSES:
Selling, general, and administrative	799.8	200.2	(9.2)	d, j	$990.8
Depreciation and amortization	36.2	11.7	(8.6)	c, j	$39.3
Franchise rights impairment	7.1	—	—		$7.1
Other operating (income) expense, net	0.8	(0.1)	0.5		$1.2

INCOME FROM OPERATIONS	325.0	66.0	4.5		395.5
OTHER EXPENSES (INCOME):
Floor plan interest expense	37.9	6.2	(5.1)	i, j	$39.0
Other interest expense, net	54.9	4.7	3.9	i, j	$63.5
Gain on divestiture	(11.7)	—	(25.7)	j	$(37.4)

Total other expenses, net	81.1	10.9	(26.9)		65.1

INCOME BEFORE INCOME TAXES	243.9	55.1	31.4		330.4
Income tax expense	59.5	1.0	7.9	f, j	$68.4

NET INCOME	$184.4	$54.1	$23.5		$262.0

EARNINGS PER SHARE:
Basic—
Net income	$9.65				$13.72

Diluted—
Net income	$9.55				$13.58

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.1				19.1
Restricted stock	0.1				0.1
Performance share units	0.1				0.1

Diluted	19.3				19.3

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company.

The Acquisition is accounted for as a business combination using the acquisition method of accounting under ASC Topic 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, the Company has estimated a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Acquisition, and will complete the allocation of such purchase price as further information becomes available. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial statements, and these differences may be material.

The unaudited pro forma condensed combined financial information of the Combined Company gives effect to the sale of substantially all of the assets, and lease the property, of Lexus of Greenville (the “Lexus Greenville Dealership”) because it is directly attributable to the Acquisition.

The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2020, assumes that the Acquisition and the divestiture of Lexus Greenville Dealership (the “Transactions”) occurred on June 30, 2020.

The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2020 and the year ended December 31, 2019, assume that the Transactions occurred on January 1, 2019.

The pro forma adjustments reported in these financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. The unaudited combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the Acquisition. The unaudited pro forma condensed combined financial information of the Combined Company should be read in conjunction with the audited and unaudited historical financial statements and related notes of the Company and Park Place, Part I, Item 1A entitled “Risk Factors” and Part II, Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Part II, Item 1A entitled “Risk Factors” and Part I, Item 2 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

2.	Sources of Purchase Price

The Company acquired Park Place, including goodwill and franchise rights intangible assets, certain leasehold improvements, and parts and fixed assets, in each case subject to certain adjustments described in the Asset Purchase Agreement. The purchase price was approximately $889.9 million excluding transaction fees and expenses related to the Acquisition. The sources of preliminary purchase consideration are as follows:

(In millions)
Cash	$527.4
Seller Notes	$200.0
New Vehicle Floor Plan Facility	$127.5
Used Vehicle Floor Plan Facility	$35.0

Preliminary purchase price	$889.9

3.	Purchase Price Allocation

Under the acquisition method of accounting, the purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on information currently available. The following table summarizes the allocation of the estimated purchase price based on preliminary estimates of fair value:

(In millions)
Assets Acquired and Liabilities assumed
Inventories	$121.4
Other current assets	61.1
Property and equipment	24.7
Goodwill and intangible assets	691.5
Operating lease right-of-use assets	202.2

Total assets acquired	1,100.9

Operating lease liabilities	(201.6)
Other liabilities	(9.4)

Total liabilities assumed	(211.0)

Net assets acquired	$889.9

The fair value of property, plant and equipment acquired is summarized below:

	Fair value (In millions)	Estimated useful life
Land	$—	N/A
Buildings	—	30-40 years
Leasehold improvements	13.1	Lesser of remaining lease term or life of asset
Construction in progress	1.7	N/A
Furniture, fixtures & equipment	9.9	3-10 years

	$24.7

The final purchase price allocation will be determined once the Company has completed the detailed valuations and necessary calculations related to the Acquisition.

The estimated fair values of assets acquired and liabilities assumed were based upon preliminary analysis performed for the preparation of the pro forma financial information and are subject to the final valuations that are in the process of being completed and finalized. These estimates and assumptions are subject to change within the measurement period as additional information is obtained. A decrease in the fair value of the assets acquired or liabilities assumed in the Acquisition from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill resulting from the Acquisition. In addition, if the value of the property and equipment and other intangible assets is higher than the amount included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented herein. Any such increases could be material, and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As a result, the final purchase price allocation may differ materially from the preliminary purchase price allocation.

4.	Reclassifications

Upon consummation of the Acquisition, accounting policies for Park Place were conformed to those of the Company. The Company has identified preliminary adjustments to the presentation of the historical financial statements of Park Place to those of the Company based upon currently available information and assumptions management believes to be reasonable. The following reclassifications were made in order to conform with the corresponding treatment for the Company’s financial reporting:

•

Courtesy vehicles, net of $58.3 million and contract asset receivables of $3.2 million, as of June 30, 2020, were reclassified to other current assets. Contract asset receivables are reflected in Receivables, net in the historical financial statements of Park Place.

•

Floor plan notes payable-trade, and floor plan notes payable-non-trade, related to courtesy vehicles, of $41.6 million and $17.1 million as of June 30, 2020, were reclassified to accounts payable and accrued liabilities.

•	The following amounts of sales and cost of sales are presented in the categories shown below to align with the Company’s presentation:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
	(In millions)
REVENUE:
New vehicle	316.3	819.8
Used vehicle	248.6	587.5
Parts and service	114.5	265.4
Finance and insurance, net	14.0	28.9
Other	1.8	4.3
COST OF SALES:
New vehicle	292.1	759.3
Used vehicle	232.2	551.5
Parts and service	50.8	116.7
Other	0.3	0.6

•

The following line items were reclassified to selling, general and administrative expenses for the six months ended June 30, 2020, and the year ended December 31, 2019: variable selling expense, advertising expense, personnel expense, management fee expense, deferred compensation expense, profits interest obligation expense, fixed expense (excluding the amounts reclassified to depreciation and amortization described below), and semi-fixed expense (excluding the amounts reclassified to other interest expense, net described below).

•	Interest income on the floor plan offset facility for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively, was reclassified to floor plan interest expense.

•

Floor plan interest expense on courtesy vehicles of $1.1 million and $2.7 million for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively, was reclassified from semi-fixed expense to other interest expense, net.

•	$5.5 million and $11.7 million was reclassified from fixed expenses to depreciation and amortization for the six months ended June 30, 2020, and the year ended December 31, 2019, respectively.

Management of the Company is currently in the process of conducting a more detailed review of accounting policies used in the historical financial statements of Park Place to determine if differences in accounting policies require any further reclassification to conform to the Company’s accounting policies and classifications. As a result, we may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

5.	Pro forma adjustments

The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

a.	The elimination of assets and liabilities not assumed in connection with the Acquisition.

b.	The elimination of inventory not assumed in the Acquisition and recording the preliminary fair value estimate of inventory acquired.

c.	The preliminary estimated fair value of property and equipment acquired and related depreciation expense.

d.	The right-of-use asset and lease liabilities for operating leases entered into and assumed in the Acquisition and related rent expense.

e.	The preliminary estimate of fair value of intangible assets and goodwill arising from the Acquisition less the adjustment to remove Park Place’s historical goodwill and intangible assets.

f.	The income tax effect of the pro forma adjustments reflected in the Condensed Combined Statements of Income.

g.

Changes in indebtedness incurred in connection with the Acquisition. The $200.0 million Seller Notes incurred and the drawdowns of $127.5 million under the New Vehicle Floor Plan Facility and $35.0 million under the Used Vehicle Floor Plan Facility.

h.	The equity impact of the elimination of historical equity balances of Park Place.

i.

Changes in interest expense resulting from the $200.0 million Seller Notes issued, and the drawdowns under the New Vehicle Floor Plan Facility and Used Vehicle Floor Plan Facility, in connection with the Acquisition, and resulting interest expense not incurred on the indebtedness of Park Place not assumed by the Company in the Acquisition.

j.	Adjustments related to the divestiture of the Lexus Greenville Dealership.

k.	The recording of the preliminary fair value estimate of courtesy vehicles and contract assets acquired.

l.	The recording of assumed accrued liabilities.

6.	Other Financing Transactions

On September 16, 2020, following the completion of the Acquisition, the Company issued $250.0 million aggregate principal amount of additional senior notes, consisting of (i) $125.0 million aggregate principal amount of 4.50% senior notes due 2028 (the “Additional 2028 Notes”) pursuant to an indenture, dated February 19, 2020 (as supplemented by an officer’s certificate dated September 16, 2020) among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) (the “Additional 2028 Notes Officer’s Certificate”), and (ii) $125.0 million aggregate principal amount of 4.75% senior notes due 2030 (the “2030 Additional Notes” and, together with the Additional 2028 Notes, the “Additional Notes”) pursuant to an indenture, dated February 19, 2020 (as supplemented by an officer’s certificate dated September 16, 2020). The Additional 2028 Notes were priced at 101.00% plus accrued interest from and including September 1, 2020, and the Additional 2030 Notes were priced at 101.75% plus accrued interest from and including September 1, 2020. The Additional Notes of each series are part of the same issuance of, and rank equally and form a single series, respectively, with the $280.0 million outstanding aggregate principal amount of the Company’s 4.50% senior notes due 2028 and the $320.0 million outstanding aggregate principal amount of the Company’s 4.75% senior notes due 2030, which were issued on February 19, 2020. The Company used the proceeds of the offering of Additional Notes to repay the Seller Notes and approximately $50.0 million of outstanding indebtedness under the revolving credit facility under our existing credit agreement. The impact of issuing the Additional Notes and redeeming the Seller Notes and repaying $50.0 under the Company’s revolving credit facility is a decrease in the Current maturities of long-term debt of $150.0 million and an increase in long-term debt of $150.0 million. Pro forma interest expense would have been $3.3 million per annum greater if these financing transactions had been reflected in the accompanying unaudited pro forma financial information. Pro forma effect is not given to the offering of the Additional Notes or the use of proceeds therefrom in the accompanying unaudited pro forma condensed combined financial statements.